FOR IMMEDIATE RELEASE




              SEAGATE TECHNOLOGY, INC. AND CONNER PERIPHERALS, INC.

                       REACH DEFINITIVE AGREEMENT TO MERGE

                   SAN JOSE, CALIF., OCTOBER 3, 1995 -- Seagate

         Technology, Inc. (NYSE:  SEG) and Conner Peripherals, Inc.

         (NYSE:  CNR) today jointly announced that they have signed a definitive agreement to combine the two companies.


                   Pursuant to the agreement, the stockholders of Conner

         will receive a 0.442 share of Seagate common stock for each share of Conner common stock.  The transaction will be

         accounted for as a pooling of interests.  In addition, Seagate has the option to purchase up to 15% of Conner common stock outstanding at an exercise price of $17.90 per share.  The option is exerciseable in the event a third party acquires a

         20% share ownership of Conner, or commences a tender offer for

         Conner shares, or Conner enters into a merger agreement with a third party.


                   The transaction has been approved by the Boards of

         Directors of both companies, but is still subject to normal conditions of closing, stockholder approval of both companies and the required regulatory approvals.